EXHIBIT d.4

                    FIRST AMENDMENT TO AMENDED AND RESTATED
                          INVESTMENT ADVISORY AGREEMENT

                                 FIRST AMENDMENT
                                 ---------------
                            TO AMENDED AND RESTATED
                            -----------------------
                          INVESTMENT ADVISORY AGREEMENT
                          -----------------------------

         THIS AMENDMENT made as of the 21st day of October, 2004 amends that certain Amended and Restated Investment Advisory Agreement dated as of November 20, 2002 (the "Agreement") by and between Phoenix Equity Trust (formerly known as Phoenix-Aberdeen Worldwide Opportunities Fund), a Delaware statutory trust (the "Trust") and Phoenix Investment Counsel, Inc. (the "Adviser") as follows:

1. Any and all references to the name of the Trust as Phoenix-Aberdeen Worldwide Opportunities Fund shall hereafter refer to the Phoenix Equity Trust.

2. The Phoenix-Aberdeen Worldwide Opportunities Fund will become a series of the Trust.

3. Schedule A to the Agreement is hereby deleted in its entirety and Schedule A attached hereto substituted in its place.

4. Except as expressly amended hereby, all provisions of the Agreement shall remain in full force and effect and are unchanged in all other respects. All initial capitalized terms used herein shall have such meanings as ascribed thereto in the Agreement, as amended. All terms and phrases in quotations shall have such meaning as ascribed thereto in the Investment Company Act of 1940, as amended.

5. This Amendment shall become effective on the date first accepted by the Adviser which date is set forth on the signature page hereof.

6. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original and, all of which, when taken together, shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto intending to be legally bound have caused this Agreement to be executed by their duly authorized officers of other representatives.

                              PHOENIX INVESTMENT COUNSEL, INC.


                              By:  /s/ John H. Beers
                                   ---------------------------------------
                              Name:    John H. Beers
                              Title:   Vice President and Clerk

                              PHOENIX EQUITY TRUST

                              By:  /s/ Francis G. Waltman
                                   ------------------------------
                              Name:    Francis G. Waltman
                              Title:   Senior Vice President


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                                   SCHEDULE A
                                   ----------

                         SERIES                                             INVESTMENT ADVISORY FEE
                         ------                                             -----------------------

Phoenix Mid-Cap Value Fund                                                      0.75% (flat fee)



                                                              $1st Billion        $1 + Billion        $2+ Billion
                                                                                   through $2
                                                                                     Billion

Phoenix-Aberdeen Worldwide Opportunities Fund                    0.75%                0.70%              0.65%